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                                                        Exhibit 10.22




                           LOAN AND SECURITY AGREEMENT



                                 BY AND BETWEEN



                          INTERACT COMMERCE CORPORATION

                                  AS BORROWER,



                                       AND



                          FOOTHILL CAPITAL CORPORATION

                                    AS LENDER



                           DATED AS OF MARCH 16, 2001

                                TABLE OF CONTENTS

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1.    DEFINITIONS AND CONSTRUCTION...............................................................................        1
         1.1      Definitions....................................................................................        1
         1.2      Accounting Terms...............................................................................       19
         1.3      Code...........................................................................................       19
         1.4      Construction...................................................................................       19
         1.5      Schedules and Exhibits.........................................................................       19

2.    LOAN AND TERMS OF PAYMENT..................................................................................       19
         2.1      Revolver Advances..............................................................................       19
         2.2      Intentionally Omitted..........................................................................       20
         2.3      Borrowing Procedures and Settlements...........................................................       20
         2.4      Payments.......................................................................................       21
         2.5      Overadvances...................................................................................       22
         2.6      Interest Rates:  Rates, Payments, and Calculations.............................................       22
         2.7      Cash Management................................................................................       23
         2.8      Crediting Payments; Float Charge...............................................................       24
         2.9      Designated Account.............................................................................       24
         2.10     Maintenance of Loan Account; Statements of Obligations.........................................       25
         2.11     Fees...........................................................................................       25
         2.12     Intentionally Omitted..........................................................................       25
         2.13     LIBOR Option...................................................................................       25
         2.14     Capital Requirements...........................................................................       28

3.    CONDITIONS; TERM OF AGREEMENT..............................................................................       28
         3.1      Conditions Precedent to the Initial Extension of Credit........................................       28
         3.2      Conditions Subsequent to the Initial Extension of Credit.......................................       31
         3.3      Conditions Precedent to all Extensions of Credit...............................................       31
         3.4      Term...........................................................................................       31
         3.5      Effect of Termination..........................................................................       32
         3.6      Early Termination by Borrower..................................................................       32

4.    CREATION OF SECURITY INTEREST..............................................................................       32
         4.1      Grant of Security Interest.....................................................................       32
         4.2      Negotiable Collateral..........................................................................       33
         4.3      Collection of Accounts, General Intangibles, and Negotiable Collateral.........................       33
         4.4      Delivery of Additional Documentation Required..................................................       33
         4.5      Power of Attorney..............................................................................       33
         4.6      Right to Inspect...............................................................................       34
         4.7      Control Agreements.............................................................................       34

5.    REPRESENTATIONS AND WARRANTIES.............................................................................       34
         5.1      No Encumbrances................................................................................       34
         5.2      Eligible Accounts..............................................................................       35
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         5.3      Intentionally Omitted..........................................................................       35
         5.4      Equipment......................................................................................       35
         5.5      Location of Inventory and Equipment............................................................       35
         5.6      Intentionally Omitted..........................................................................       35
         5.7      Location of Chief Executive Office; FEIN.......................................................       35
         5.8      Due Organization and Qualification; Subsidiaries...............................................       36
         5.9      Due Authorization; No Conflict.................................................................       36
         5.10     Litigation.....................................................................................       37
         5.11     No Material Adverse Change.....................................................................       37
         5.12     Fraudulent Transfer............................................................................       37
         5.13     Employee Benefits..............................................................................       38
         5.14     Environmental Condition........................................................................       38
         5.15     Brokerage Fees.................................................................................       38
         5.16     Intellectual Property..........................................................................       38
         5.17     Leases.........................................................................................       38
         5.18     DDAs...........................................................................................       38
         5.19     Complete Disclosure............................................................................       38
         5.20     Indebtedness...................................................................................       39
         5.21     ACT! Documents.................................................................................       39

6.    AFFIRMATIVE COVENANTS......................................................................................       39
         6.1      Accounting System..............................................................................       39
         6.2      Collateral Reporting...........................................................................       39
         6.3      Financial Statements, Reports, Certificates....................................................       40
         6.4      Intentionally Omitted..........................................................................       42
         6.5      Return.........................................................................................       42
         6.6      Maintenance of Properties......................................................................       42
         6.7      Taxes..........................................................................................       42
         6.8      Insurance......................................................................................       43
         6.9      Location of Inventory and Equipment............................................................       43
         6.10     Compliance with Laws...........................................................................       44
         6.11     Leases.........................................................................................       44
         6.12     Brokerage Commissions..........................................................................       44
         6.13     Existence......................................................................................       44
         6.14     Environmental..................................................................................       44
         6.15     Disclosure Updates.............................................................................       44
         6.16     Software Registration..........................................................................       45
         6.17     Subordinated Note Agreement; Mandatory Prepayments.............................................       45

7.    NEGATIVE COVENANTS.........................................................................................       45
         7.1      Indebtedness...................................................................................       45
         7.2      Liens..........................................................................................       46
         7.3      Restrictions on Fundamental Changes............................................................       46
         7.4      Disposal of Assets.............................................................................       46
         7.5      Change Name....................................................................................       46
         7.6      Guarantee......................................................................................       46
         7.7      Nature of Business.............................................................................       46


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         7.8      Prepayments and Amendments.....................................................................       46
         7.9      Change of Control..............................................................................       47
         7.10     Consignments...................................................................................       47
         7.11     Distributions..................................................................................       47
         7.12     Accounting Methods.............................................................................       47
         7.13     Investments....................................................................................       47
         7.14     Transactions with Affiliates...................................................................       47
         7.15     Suspension.....................................................................................       47
         7.16     Intentionally Omitted..........................................................................       47
         7.17     Use of Proceeds................................................................................       48
         7.18     Change in Location of Chief Executive Office; Inventory and Equipment with Bailees.............       48
         7.19     Securities Accounts............................................................................       48
         7.20     Financial Covenants............................................................................       48
         7.21     Property to Subsidiaries.......................................................................       49

8.    EVENTS OF DEFAULT..........................................................................................       49

9.    LENDER'S RIGHTS AND REMEDIES...............................................................................       51
         9.1      Rights and Remedies............................................................................       51
         9.2      Remedies Cumulative............................................................................       53

10.   TAXES AND EXPENSES.........................................................................................       53

11.   WAIVERS; INDEMNIFICATION...................................................................................       54
         11.1     Demand; Protest................................................................................       54
         11.2     Lender's Liability for Collateral..............................................................       54
         11.3     Indemnification................................................................................       54

12.   NOTICES....................................................................................................       54

13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.................................................................       55

14.   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.................................................................       56
         14.1     Assignments and Participations.................................................................       56
         14.2     Successors.....................................................................................       58

15.   AMENDMENTS; WAIVERS........................................................................................       59
         15.1     Amendments and Waivers.........................................................................       59
         15.2     No Waivers; Cumulative Remedies................................................................       59

16.   GENERAL PROVISIONS.........................................................................................       59
         16.1     Effectiveness..................................................................................       59
         16.2     Section Headings...............................................................................       59
         16.3     Interpretation.................................................................................       59
         16.4     Severability of Provisions.....................................................................       59
         16.5     Withholding Taxes..............................................................................       59
         16.6     Amendments in Writing..........................................................................       60
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         16.7     Counterparts; Telefacsimile Execution..........................................................       60
         16.8     Revival and Reinstatement of Obligations.......................................................       60
         16.9     Integration....................................................................................       60


                                              EXHIBITS AND SCHEDULES

Exhibit C-1                Form of Compliance Certificate
Exhibit L-1                Form of LIBOR Notice

Schedule P-1               Permitted Liens
Schedule 2.7(a)            Cash Management Banks
Schedule 5.5               Locations of Equipment
Schedule 5.7               Chief Executive Office; FEIN
Schedule 5.8(b)            Capitalization of Borrower
Schedule 5.8(c)            Capitalization of Borrower's Subsidiaries
Schedule 5.10              Litigation
Schedule 5.14              Environmental Matters
Schedule 5.16              Intellectual Property
Schedule 5.18              Demand Deposit Accounts
Schedule 5.20              Permitted Indebtedness


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
                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of March 16, 2001 between FOOTHILL CAPITAL CORPORATION, a California corporation ("Lender") and INTERACT COMMERCE CORPORATION, a Delaware corporation ("Borrower").

         The parties agree as follows:

1.   DEFINITIONS AND CONSTRUCTION.

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                  "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

                  "Accounts" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

                  "Act! Documents" has the meaning set forth in Section 5.21.

                  "Act! License Agreement" means that certain Software License Agreement, dated as of December 6, 1999, by and among Symantec Corporation, a Delaware corporation, Symantec Limited, a limited liability company organized under the laws of Ireland, and Borrower, as amended, supplemented or restated from time to time.

                  "Act! Reserve" means a reserve established by Lender against Availability equal to the next maximum royalty payment due and payable under the Act! License Agreement immediately following any date of determination, if on such date Borrower does not have Required Availability.

                  "Additional Documents" has the meaning set forth in Section
4.4.

                  "Advances" has the meaning set forth in Section 2.1.

                  "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, in any event: (a) any Person which owns directly or indirectly 20% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 20% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person holds at least 20% of the ownership interest shall be deemed to be an Affiliate of such Person.


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
                  "Agreement" has the meaning set forth in the preamble hereto.

                  "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, 3.00% times the Maximum Revolver Amount (b) during the period of time from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, 2.00% times the Maximum Revolver Amount, and
(c) during the period of time from and including the date that is the second anniversary of the Closing Date up to the Maturity Date, 1.00% times the Maximum Revolver Amount; provided, however, that the Applicable Prepayment Premium shall be equal to zero if the termination of this Agreement at any time is the result of Borrower obtaining a substitute credit facility with Wells Fargo or any Affiliate of Wells Fargo.

                  "Assignee" has the meaning set forth in Section 14.1(a).

                  "Authorized Person" means any officer or other employee of Borrower.

                  "Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrower is entitled to borrow as Advances under
Section 2.1 (after giving effect to all then outstanding Obligations and all sublimits and reserves applicable hereunder).

                  "Bankruptcy Code" means the United States Bankruptcy Code, as in effect from time to time.

                  "Base LIBOR Rate" means the rate per annum, determined by Lender in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16%), on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 11:00 a.m. (California time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Loan requested by Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

                  "Base Rate" means, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

                  "Base Rate Loan" means each portion of an Advance bears interest at a rate determined by reference to the Base Rate.

                  "Base Rate Margin" means 0.75 percentage points.


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
                  "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower or any Subsidiary or ERISA Affiliate of Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

                  "Board of Directors" means the board of directors (or comparable managers) of Borrower or any committee thereof duly authorized to act on behalf of the board.

                  "Books" means Borrower's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

                  "Borrower" has the meaning set forth in the preamble to this Agreement.

                  "Borrowing" means a borrowing hereunder of an Advance.

                  "Borrowing Base" has the meaning set forth in Section 2.1.

                  "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

                  "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

                  "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more than 1 year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either
(i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

                  "Cash Management Bank" has the meaning set forth in Section 2.7(a).

                  "Cash Management Account" has the meaning set forth in Section 2.7(a).

                  "Cash Management Agreements" means those certain cash management service agreements, in form and substance satisfactory to Lender, each of which is among Borrower, Lender, and one of the Cash Management Banks.

                  "Change of Control" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40%, or more, of the Stock of Borrower having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) Borrower ceases to directly own and control 100% of the outstanding capital Stock of each of its Subsidiaries extant as of the Closing Date, other than by (i) merger of one or more Subsidiaries into Borrower or a Subsidiary of Borrower, so long as Borrower is, or owns 100% of, the surviving entity, and, if the surviving entity is a Subsidiary, so long as all of Borrower's shares of capital stock in such Subsidiary have been pledged to Lender, or (ii) sale or transfer to any Person(s) of up to all of the assets or securities of Enact Incorporated, provided that if such transfer is a sale-license back transaction, Borrower shall have entered into a collateral assignment of such license to Lender, consented to by such Person(s), and shall have caused either a memorandum of such license or the underlying copyrights to be registered with the U.S. Copyright Office.

                  "Closing Date" means the earlier of (a) the date of the making of the initial Advance (or other extension of credit) hereunder, and (b) the date on which the conditions set forth in Section 3.1 are satisfied or waived.

                  "Closing Date Business Plan" means the set of Projections of Borrower for the 2 year period following the Closing Date (on a year by year basis, and for the 1 year period following the Closing Date, on a quarter by quarter basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Lender.

                  "Code" means the California Uniform Commercial Code, as in effect from time to time.

                  "Collateral" means all of Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

                  (a) Accounts,

                  (b) Books,

                  (c) Equipment,

                  (d) General Intangibles,

                  (e) Inventory,

                  (f) Investment Property,

                  (g) Negotiable Collateral,

                  (h) money or other assets of Borrower that now or hereafter come into the possession, custody, or control of Lender, and

                  (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                  "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Lender.

                  "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrower, excluding proceeds from (a) the issuance and sale of Borrower's equity securities, as permitted under this Agreement or otherwise consented to in writing by Lender; (b) subordinated loans to Borrower, as permitted under this Agreement or otherwise consented to in writing by Lender; (c) the repayment of intercompany loans between Borrower and its Subsidiaries, and (d) the sale of Borrower's assets included among Permitted Dispositions under clause (i) of that definition.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Borrower to Lender.

                  "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Borrower on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

                  "Control Agreement" means a control agreement, in form and substance satisfactory to Lender, executed and delivered by Borrower, Lender, and the applicable securities intermediary with respect to a Securities Account or bank with respect to a deposit account.

                  "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

                  "DDA" means any checking or other demand deposit account maintained by Borrower.


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
                  "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                  "Designated Account" means account number 97008531 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designated as such, in writing, by Borrower's chief financial officer to Lender.

                  "Designated Account Bank" means Imperial Bank, whose office is located at 400 E. Van Buren, Suite 900, Phoenix, AZ, and whose ABA number is 122201444.

                  "Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior, trailing 12 months, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts during such period, by (b) Borrower's Collections with respect to Accounts during such period (excluding extraordinary items) plus the Dollar amount of clause (a).

                  "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of 7%.

                  "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Lender regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Lender.

                  "Dollars" or "$" means United States dollars.

                  "Due Diligence Letter" means the due diligence letter sent by Lender's counsel to Borrower, together with Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Lender.

                  "EBITDA" means, with respect to any fiscal period, Borrower's and its Subsidiaries consolidated net earnings (or loss), minus extraordinary gains, plus interest expense, income taxes, depreciation and amortization and losses arising from extinguishment of debt for such period, as determined in accordance with GAAP.

                  "Eligible Accounts" means those Accounts created by Borrower in the ordinary course of its business, that arise out of Borrower's sale of goods only (not from rendition of services), that comply with each of the representations and warranties respecting Eligible Accounts made by Borrower in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Lender in Lender's Permitted Discretion to address the results of any audit performed by Lender from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash remitted to Borrower. Eligible Accounts shall not include the following:


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
                  Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or Accounts with selling terms of more than 60 days,

                  (a) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

                  (b) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of Borrower,

                  (c) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional, except for the right of return on ACT! products described in Section 5.2,

                  (d) Accounts that are not payable in Dollars,

                  (e) Accounts with respect to which the Account Debtor either
(i) does not maintain its chief executive office in the United States or Canada, or (ii) is not organized under the laws of the United States or any state thereof or Canada, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Lender (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Lender and is directly drawable by Lender, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Lender,

                  (f) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the reasonable satisfaction of Lender, with the Assignment of Claims Act, 31 USC Section 3727), or (ii) any state of the United States (exclusive, however, of (y) Accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act, or (z) Accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act as to which Borrower has complied to Lender's satisfaction),

                  (g) Accounts with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account, to the extent of such claim, right of setoff, or dispute, in each case excluding vendor inquiries in the ordinary course of business,

                  (h) Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed 10% (or, (i) in the case of Ingram Micro, 40%; (ii) in the case of Merisel, 20%; and (iii) in the case of Tech Data, 20%; provided, that Lender may, in its sole discretion, increase or lower the concentration limits for any such Account Debtor if the financial condition of such Account Debtor improves or deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage,

                  (i) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

                  (j) Accounts with respect to which the Account Debtor (i) is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), and
(ii) whose total obligations owing to Borrower exceed 10% of Eligible Accounts, unless Borrower has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement,

                  (k) Accounts, the collection of which, Lender, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

                  (l) Accounts that are not subject to a valid and perfected first priority Lender's Lien,

                  (m) Accounts with respect to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor; provided that the software portion of any shipped and billed sale that includes maintenance and support shall be included in Eligible Accounts in accordance with Borrower's allocation, in its sole discretion, of the sales prices among products and services, or

                  (n) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services.

                  "Environmental Action" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of Borrower or any predecessor in interest, or (b) from or onto any facilities which received Hazardous Materials generated by Borrower or any predecessor in interest.

                  "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrower, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC Section 1251 et seq; the Toxic Substances Control Act, 15 USC, Section 2601 et seq; the Clean Air Act, 42 USC Section 7401 et seq.; the Safe Drinking

Water Act, 42 USC Section 3803 et seq.; the Oil Pollution Act of 1990, 33 USC
Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act Act, 49 USC Section 1801 et seq.; and the Occupational Safety and Health Act, 29 USC. Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "Equipment" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

                  "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

                  "Event of Default" has the meaning set forth in Section 8.

                  "Excess Availability" means the amount, as of the date any determination thereof is to be made, equal to Availability minus the aggregate amount, if any, of all trade payables of Borrower aged in excess of historical levels with respect thereto and all book overdrafts in excess of historical practices with respect thereto, in each case as determined by Lender in its Permitted Discretion.

                  "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

                  "Existing Lender" means Imperial Bank.

                  "FEIN" means Federal Employer Identification Number.

                  "Funding Date" means the date on which a Borrowing occurs.

                  "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).
                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "General Intangibles" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

                  "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

                  "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

                  "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                  "Hypothec" means the Movable Hypothec between Borrower and Lender, to perfect Lender's security interest in Accounts in the Province of Quebec, Canada.

                  "Indebtedness" means (a) all obligations of Borrower for borrowed money, (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products,
(c) all obligations of Borrower under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of Borrower, irrespective of whether such obligation or liability is assumed, (e) all obligations of Borrower for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of Borrower's business and repayable in accordance with customary trade practices), and (f) any obligation of Borrower guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any obligation of any other Person.

                  "Indemnified Liabilities" has the meaning set forth in Section 11.3.

                  "Indemnified Person" has the meaning set forth in Section
11.3.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                  "Intellectual Property Security Agreement" means an intellectual property security agreement executed and delivered by Borrower and Lender, the form and substance of which is satisfactory to Lender.

                  "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan and ending 1, 2 or 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day,
(b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2 or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.

                  "Inventory" means all Borrower's now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by Borrower as lessor, goods that are furnished by Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in Borrower's business.

                  "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising from the sale of goods or rendition of services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Investment Property" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

                  "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

                  "Lender" has the meaning set forth in the preamble to this Agreement.

                  "Lender's Account" means an account at a bank designated by Lender from time to time as the account into which Borrower shall make all payments to Lender under this Agreement and the other Loan Documents; unless and until Lender notifies Borrower to the contrary, Lender's Account shall be that certain deposit account bearing account number 323-266193 and maintained by Lender with The Chase Manhattan Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021000021.

                  "Lender's Liens" means the Liens granted by Borrower to Lender under this Agreement or the other Loan Documents.

                  "Lender Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by Lender, (b) fees or charges paid or incurred by Lender in connection with Lender's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits,
(c) costs and expenses incurred by Lender in the disbursement of funds to Borrower (by wire transfer or otherwise), (d) charges paid or incurred by Lender resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Lender related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with Borrower or any guarantor of the Obligations, (h) Lender's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Lender's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

                  "Lender-Related Person" means Lender, Lender's Affiliates, and the officers, directors, employees, and agents of Lender.

                  "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

                  "LIBOR Notice" means a written notice in the form of Exhibit L-1.

                  "LIBOR Option" has the meaning set forth in Section 2.13(a).

                  "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Lender (rounded upwards, if necessary, to the next 1/16%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                  "LIBOR Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

                  "LIBOR Rate Margin" means 3.25 percentage points.

                  "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases.

                  "Loan Account" has the meaning set forth in Section 2.10.

                  "Loan Documents" means this Agreement, the Cash Management Agreements, the Control Agreements, the Intellectual Property Security Agreement, the Disbursement Letter, the Due Diligence Letter, the Sideletter Agreement, the Officers' Certificate, the Stock Pledge Agreement, any note or notes executed by Borrower in connection with this Agreement and payable to Lender, and any other agreement entered into, now or in the future, by Borrower and Lender in connection with this Agreement.

                  "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, taken as a whole,
(b) a material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Lender's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Lender's Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower.

                  "Maturity Date" has the meaning set forth in Section 3.4.

                  "Maximum Revolver Amount" means $20,000,000.

                  "Negotiable Collateral" means all of Borrower's now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

                  "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, Lender Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

                  "Officers' Certificate" means the representations and warranties of officers form submitted by Lender to Borrower, together with Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Lender.

                  "Overadvance" has the meaning set forth in Section 2.5.

                  "Participant" has the meaning set forth in Section 14.1(d).

                  "Pay-Off Letter" means a letter, in form and substance satisfactory to Lender, from Existing Lender to Lender respecting the amount necessary to repay in full all of the obligations of Borrower owing to Existing Lender and obtain a release of all of the Liens existing in favor of Existing Lender in and to the assets of Borrower.

                  "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

                  "Permitted Dispositions" means (a) sales or other dispositions by Borrower of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of Borrower's business, (b) sales by Borrower of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by Borrower in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) sales of Equipment where such Equipment is replaced within 60 days after the sale with equipment that is comparable or better, (e) the transfer of Equipment or money from Borrower to its foreign Subsidiaries in an amount not to exceed $4,000,000 (not including guaranties of debt incurred by Borrower's foreign Subsidiaries in the ordinary course of their businesses), when aggregated with any other such transfers made during the prior 12-month period, and so long as the sum of Excess Availability and unrestricted cash, Cash Equivalents and short-term cash investments after any such transfer is not less than $10,000,000, (f) the disposition of Equipment for cash which, when aggregated with any other such dispositions made during the prior 12-month period, have a fair market value or book value (whichever is greater) of $2,000,000 or less, (g) the licensing by Borrower, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of Borrower's business, (h) sales of property formerly used in the Interact.com business or any of the facilities to be closed as part of the Borrower's restructuring (e.g., San Jose, Material Distribution Center, Annex), (i) sale or transfer to any Person(s) of up to all of the assets or securities of Enact Incorporated, provided that if such transfer is a sale-license back transaction, Borrower shall have entered into a collateral assignment of such license to Lender, consented to by such Person(s), and shall have caused either a memorandum of such license or the underlying copyrights to be registered with the U.S. Copyright Office, and (j) the repayment of indebtedness under the Subordinated Note Agreement, as modified by the Sideletter Agreement.

                  "Permitted Holder" means any shareholder (and any Affiliate thereof) of Borrower as of the Closing Date who has filed a form 13G or 13D with the SEC relating to such shareholder's ownership interests in Borrower.

                  "Permitted Investments" means (a) investments in Cash Equivalents, (b) investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) up to $1,000,000 of Investments in Persons at any time; provided, that such loans or Investments (i) are approved by the Board of Directors of Borrower, (ii) are made for a strategic need of Borrower, (iii) do not entitle Borrower to receive more than 20% of the outstanding capital stock or other equity securities of such Person, (iv) do not cause the sum of Excess Availability, unrestricted cash, Cash Equivalents and short-term cash investments to be less than $10,000,000, (v) do not violate Borrower's "Corporate Investment Policy" as in effect from time to time, and (vi) are not made from proceeds of any Advances, (e) acquisitions involving consideration (including the assumption of Indebtedness) aggregating less than $20,000,000 individually and $30,000,000 in the aggregate; provided, that prior to each such acquisition and after giving effect thereto, (i) no Event of Default shall have occurred or be continuing, (ii) the sum of Excess Availability, unrestricted cash, Cash Equivalents and short-term cash investments shall be at least

$10,000,000, (iii) no accounts of such acquiree shall be Eligible Accounts until completion of Lender's audit, and (iv) the proceeds of Advances shall not be used for any such acquisition.

                  "Permitted Liens" means (a) Liens held by Lender, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,
(g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business of Borrower, (J) Liens securing the royalty payments due to the Symantec Entities under the Act! License Agreement, with respect to any property of Borrower which is the subject thereof, (k) Liens resulting from the Master Lease dated June 7, 1996 between Borrower and Comdisco, Inc., (i) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, provided that such items do not impair the use of such property for the purposes intended, and non of which is violated by existed or proposed structures or land use, (m) liens created with the permission of Lender, (n) statutory Liens created by any leasehold interest in property, (i) Liens resulting from any judgment or award that is not an Event of Default hereunder, and (p) Liens under the Master Lease Agreement with Imperial Bank dated February 28, 2000.

                  "Permitted Protest" means the right of Borrower to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP,
(b) any such protest is instituted promptly and prosecuted diligently by Borrower in good faith, and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Lender's Liens.

                  "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred during the prior 12-month period ending on such date in an aggregate principal amount not in excess of $4,000,000 through December 31, 2001, $6,000,000 through December 31, 2002 and
$6,000,000 thereafter.

                  "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  "Projections" means Borrower's forecasted (a) balance sheets,
(b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions. Projections reflect Borrower's good faith estimate of the financial performance of Borrower during the periods covered thereby and are based on assumptions that Borrower believes to be reasonable at the time the Projections are prepared. However, Borrower is providing no assurances that such performances will occur as projected.

                  "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

                  "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

                  "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC Section 9601.

                  "Required Availability" means Excess Availability and unrestricted cash, Cash Equivalents and short-term cash investments in an amount of not less than (i) on the Closing Date, $8,500,000, and (ii) at all times thereafter, an amount equal to, on any date of determination, (A) during the first two (2) months of each fiscal quarter of Borrower, the full amount of the next maximum royalty payment due and payable under the Act! License Agreement immediately following any date of determination, and (B) during the last month of each fiscal quarter of Borrower, the full amount of the next two (2) maximum royalty payments due and payable under the Act! License Agreement immediately following any date of determination.

                  "Reserve Percentage" means, on any day, for Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of Lender, but so long as Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

                  "Revolver Usage" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances.

                  "SEC" means the United States Securities and Exchange Commission and any successor thereto.

                  "Securities Account" means a "securities account" as that term is defined in the Code.

                  "Sideletter Agreement" means the letter agreement dated as of the date hereof by and among Lender, BA Technology I, LLC, GE Capital Equity Investments, Inc., and Borrower, in form and substance acceptable to Lender.

                  "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

                  "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                  "Stock Pledge Agreement" means a stock pledge agreement, in form and substance satisfactory to Lender, executed and delivered by Borrower to Lender with respect to the pledge of the Stock owned by Borrower in its corporate Subsidiaries.

                  "Subordinated Note Agreement" means that certain Senior Subordinated Note and Warrant Purchase Agreement, dated as of December 31, 1999, by and among Borrower (formerly known as SalesLogix Corporation), BA Technology I, LLC and GE Capital Equity Investments, Inc., as amended from time to time.

                  "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                  "Symantec Entities" means, collectively, Symantec Corporation, a Delaware corporation, and Symantec Limited, a limited liability company organized under the laws of Ireland.

                  "Tangible Net Worth" means, as of any date of determination, the result of (a) Borrower's total stockholder's equity, minus (b) the sum of
(i) all Intangible Assets of Borrower, (ii) all of Borrower's prepaid expenses, and (iii) all amounts due to Borrower from Affiliates, all determined in accordance with GAAP.

                  "Taxes" has the meaning set forth in Section 16.5.

                  "Trigger Event" means that on any date on which a monetary Obligation is outstanding, either (i) there has been an occurrence and continuation of an Event of Default, or (ii) aggregate Advances outstanding have exceeded $5,000,000 for 10 consecutive Business Days.

                  "Voidable Transfer" has the meaning set forth in Section 16.8.

                  "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

         1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto, only when such term refers to Borrower's annual or quarterly financial statements required to be filed with the SEC. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition or context, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

         1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

         1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

         1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.   LOAN AND TERMS OF PAYMENT.

         2.1 REVOLVER ADVANCES.

                  (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed an amount equal to the lesser of (i) the Maximum Revolver Amount, or (ii) the Borrowing Base. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean the result of:

                           (x)      the lesser of

                                            (i) 85.00% of the amount of Eligible
                                    Accounts, less the amount, if any, of the Dilution Reserve, and

                                            (ii) an amount equal to Borrower's
                                    Collections with respect to Accounts for the immediately preceding, trailing 90 day period, minus

                           (y) the aggregate amount of reserves, if any, established by Lender under Section 2.1(b) and the Act! Reserve, if any.

                  (b) Anything to the contrary in this Section 2.1 notwithstanding, Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay on a timely basis under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Lender's Liens), which Lien or trust, in the Permitted Discretion of Lender likely would have a priority superior to the Lender's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.

                  (c) Lender shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

                  (d) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

         2.2      INTENTIONALLY OMITTED.

         2.3      BORROWING PROCEDURES AND SETTLEMENTS.

                  (a) PROCEDURE FOR BORROWING. Each Borrowing shall be made by a request by an Authorized Person delivered to Lender (which notice must be received by Lender no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Lender's election, in lieu of delivering the above-described request in writing, any Authorized Person may give Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

                  (b) MAKING OF ADVANCES. If Lender has received a timely request for a Borrowing in accordance with the provisions hereof, and subject to the satisfaction of the applicable terms and conditions set forth herein, Lender shall make the proceeds of such

Advance available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds to Borrower's Designated Account.

         2.4      PAYMENTS.

                  (a) PAYMENTS BY BORROWER.

                           (i) Except as otherwise expressly provided herein,
                  all payments by Borrower shall be made to Lender's Account and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Lender later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                  (b) APPLICATION AND REVERSAL OF PAYMENTS.

                           (i) All payments shall be remitted to Lender and all
                  such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Lender, shall be applied as follows:

                                    (A) first, to pay any Lender Expenses then
                  due to Lender under the Loan Documents, until paid in full,

                                    (B) second, to pay any fees then due to
                  Lender under the Loan Documents until paid in full,

                                    (C) third, ratably to pay interest due in
                  respect of the Advances until paid in full,

                                    (D) fourth, to pay the principal of all
                  Advances until paid in full,

                                    (E) fifth, to pay any other Obligations
                  until paid in full, and

                                    (F) sixth, to Borrower (to be wired to the
                  Designated Account) or such other Person entitled thereto under applicable law.

                           (ii) In each instance, so long as no Default or Event
                  of Default has occurred and is continuing, Section 2.4(b) shall not be deemed to apply to any payment by Borrower specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                           (iii) For purposes of the foregoing, "paid in full"
                  means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                           (iv) In the event of a direct conflict between the
                  priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this
                  Section 2.4 shall control and govern.

         2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to Lender pursuant to Section 2.1 is greater than either the Dollar or percentage limitations set forth in Section 2.1, (an "Overadvance"), Borrower immediately shall pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to Lender as and when due and payable under the terms of this Agreement and the other Loan Documents.

         2.6      INTEREST RATES:  RATES, PAYMENTS, AND CALCULATIONS

                  (a) INTEREST RATES. Except as provided in clause (b) below, all Obligations that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and (ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

                  (b) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default, all Obligations that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 4 percentage points above the per annum rate otherwise applicable hereunder.

                  (c) PAYMENT. Interest and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or obligation to extend credit hereunder are outstanding. Borrower hereby authorizes Lender, from time to time without prior notice to Borrower, to charge such interest and fees, all Lender Expenses (as and when paid), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document to Borrower's Loan Account, which amounts thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrower's Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

                  (d) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

                  (e) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

         2.7      CASH MANAGEMENT.

                  (a) Borrower shall (i) establish and maintain cash management services of a type and on terms satisfactory to Lender at one or more of the banks set forth on Schedule 2.7(a) (each, a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections (including those sent directly by Account Debtors to a Cash Management Bank) into a bank account in Lender's name (a "Cash Management Account") at one of the Cash Management Banks.

                  (b) Each Cash Management Bank shall establish and maintain a Cash Management Agreement with Lender and Borrower, in form and substance acceptable to Lender. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank as agent or bailee-in-possession for Lender, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) upon notice from Lender after the occurrence of a Trigger Event ("Trigger Notice"), it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Lender's Account. The balance of all funds in the Lender's Account, after payment of all outstanding Obligations, shall be promptly wire-transferred to Borrower.

                  (c) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Schedule 2.7(a) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be satisfactory to Lender and Lender shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, Borrower and such prospective Cash Management Bank shall have executed and delivered to Lender a Cash Management Agreement. Borrower shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Lender that the creditworthiness of any Cash Management Bank is no longer acceptable in Lender's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Lender that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Lender's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Lender's reasonable judgment.

                  (d) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrower is hereby deemed to have granted a Lien to Lender.

         2.8 CREDITING PAYMENTS; FLOAT CHARGE. The receipt of any payment item by Lender (whether from transfers to Lender by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Lender's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Lender's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day. From and after the Closing Date, Lender shall be entitled to charge Borrower for 1 Business Day of 'clearance' or 'float' at the rate applicable to Base Rate Loans under Section 2.6 on all Collections that are received by Borrower (regardless of whether forwarded by the Cash Management Banks to Lender). This across-the-board 1 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrower and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging 1 Business Day of interest on such Collections.

         2.9 DESIGNATED ACCOUNT. Lender is authorized to make the Advances, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(c). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Lender hereunder. Unless otherwise agreed in writing by Lender and Borrower's chief financial officer, any Advance requested by Borrower and made by Lender hereunder shall be made to the Designated Account.

         2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Lender shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances made by Lender to Borrower or for Borrower's account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Lender from Borrower or for Borrower's account, including all amounts received in the Lender's Account from any Cash Management Bank after a Trigger Notice. Prior to a Trigger Notice, Lender shall bill Borrower for interest, fees, expenses and Lender Expenses, and Borrower shall pay each billed amount within 5 Business Days after receipt of the bill. Lender shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless, within 60 days after receipt thereof by Borrower, Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

         2.11 FEES. Borrower shall pay to Lender the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

                  (a) UNUSED LINE FEE. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 0.50% per annum times the result of (a) the Maximum Revolver Amount, less (b) the average Daily Balance of Advances that were outstanding during the immediately preceding month,

                  (b) CLOSING FEE. On the Closing Date, Borrower shall pay Lender a closing fee equal to $200,000, and

                  (c) AUDIT, APPRAISAL, AND VALUATION CHARGES. Audit, appraisal, and valuation fees and charges as follows (i) a fee of $750 per day, per auditor, plus out-of-pocket expenses for each financial audit of Borrower performed by personnel employed by Lender; provided, that unless an Event of Default has occurred and is continuing, Borrower shall not be obligated to pay for more than 4 audits per year, (ii) if implemented, a one time charge of $3,000 plus out-of-pocket expenses for expenses for the establishment of electronic collateral reporting systems, (iii) a monthly collateral management fee of $2,500, which will increase to $4,000 per month if satisfactory electronic reporting is not established within six (6) months after the Closing Date, and (iv) the actual charges paid or incurred by Lender if it elects to employ the services of one or more third Persons to perform financial audits of Borrower.

         2.12     INTENTIONALLY OMITTED.

         2.13     LIBOR OPTION.

                  (a) INTEREST AND INTEREST PAYMENT DATES. In lieu of having interest charged at the rate based upon the Base Rate, Borrower shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances be charged at the LIBOR Rate. Interest on LIBOR

Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which Lender has elected to accelerate the maturity of the Obligations, (iii) termination of this Agreement pursuant to the terms hereof, or (iv) the first day of each month that such LIBOR Rate Loan is outstanding. On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that Advances bear interest at the LIBOR Rate and Lender shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

                  (b) LIBOR ELECTION.

                           (i) Borrower may, at any time and from time to time,
                  so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Lender prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Lender of a LIBOR Notice received by Lender before the LIBOR Deadline, or by telephonic notice received by Lender before the LIBOR Deadline (to be confirmed by delivery to Lender of a LIBOR Notice received by Lender prior to 5:00 p.m. (California time) on the same day.

                           (ii) Each LIBOR Notice shall be irrevocable and
                  binding on Borrower. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Lender harmless against any loss, cost, or expense incurred by Lender as a result of (a) the payment by Borrower of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion by Borrower of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by Borrower to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall be deemed to equal the amount determined by Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Lender delivered to Borrower setting forth any amount or amounts that Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.

                           (iii) Borrower shall have not more than 5 LIBOR Rate
                  Loans in effect at any given time. Borrower only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

                  (c) PREPAYMENTS. Borrower may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Lender of proceeds of Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Lender and its Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

                  (d) SPECIAL PROVISIONS APPLICABLE TO LIBOR RATE.

                           (i) The LIBOR Rate may be adjusted by Lender on a
                  prospective basis to take into account any additional or increased costs to Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, Lender shall give Borrower notice of such a determination and adjustment and, upon its receipt of the notice from Lender, Borrower may, by notice to Lender (y) require Lender to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

                           (ii) In the event that any change in market
                  conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Lender, make it unlawful or impractical for Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, Lender shall give notice of such changed circumstances to Borrower and (y) in the case of any LIBOR Rate Loans that are outstanding, the date specified in Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR

                  Option until Lender determines that it would no longer be unlawful or impractical to do so.

                  (e) NO REQUIREMENT OF MATCHED FUNDING. Anything to the contrary contained herein notwithstanding, neither Lender, nor any of its Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

         2.14 CAPITAL REQUIREMENTS. If, after the date hereof, Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on Lender's or such holding company's capital as a consequence of Lender's obligations hereunder to a level below that which Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by Lender in its Permitted Discretion to be material, then Lender may notify Borrower thereof. Following receipt of such notice, Borrower may (a) pay Lender all outstanding monetary Obligations within 90 days after receiving such notice and terminate this Agreement effective immediately upon such payment without any further notice period or Applicable Prepayment Premium, or (b) pay Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by Lender of a statement in the amount and setting forth in reasonable detail Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Lender may use any reasonable averaging and attribution methods.

3.   CONDITIONS; TERM OF AGREEMENT.

         3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of Lender to make the initial Advance, is subject to the fulfillment, to the satisfaction of Lender, of each of the conditions precedent set forth below:

                  (a) the Closing Date shall occur on or before April 2, 2001;

                  (b) Lender shall have received all financing statements required by Lender, duly executed by Borrower, and Lender shall have received searches reflecting the filing of all such financing statements;

                  (c) Lender shall have received each of the following documents, in form and substance satisfactory to Lender, duly executed, and each such document shall be in full force and effect:

                           (i) the Intellectual Property Security Agreement,

                           (ii) the Disbursement Letter,

                           (iii) the Due Diligence Letter,

                           (iv) the Cash Management Agreements,

                           (v) the Officers' Certificate,

                           (vi) the Stock Pledge Agreement, together with all
                  certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank, except in the case of Borrower's German Subsidiary,

                           (vii) the Pay-Off Letter, together with UCC
                  termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrower,

                           (viii) a collateral assignment of the Act! License
                  Agreement, consented to by the Symantec Entities, together with a joint letter to the escrow agent ("Escrow Letter"), and

                           (ix) the Sideletter Agreement.

                  (d) Lender shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

                  (e) Lender shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

                  (f) Lender shall have received a certificate of status with respect to Borrower, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

                  (g) Lender shall have received certificates of status with respect to Borrower, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

                  (h) Lender shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender;

                  (i) Lender shall have received a Collateral Access Agreement with respect to 8800 North Gainey Center Drive, Suite 200, Scottsdale, Arizona.

                  (j) Lender shall have received an opinion of Borrower's counsel in form and substance satisfactory to Lender;

                  (k) Lender shall have received satisfactory evidence (including a certificate of the chief financial officer of Borrower) that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                  (l) Borrower shall have the Required Availability after giving effect to the initial extensions of credit hereunder;

                  (m) Lender shall have completed its business, legal, and collateral due diligence, including a collateral audit and review of Borrower's books and records and verification of Borrower's representations and warranties to Lender, the results of which shall be satisfactory to Lender;

                  (n) Lender shall have received completed reference checks with respect to Borrower's senior management, the results of which are satisfactory to Lender in its sole discretion;

                  (o) Lender shall have received Borrower's Closing Date Business Plan;

                  (p) Borrower shall pay all Lender Expenses incurred in connection with the transactions evidenced by this Agreement;

                  (q) Borrower shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby;

                  (r) Lender shall have satisfactorily completed its legal due diligence with respect to Borrower's intellectual property;

                  (s) Lender shall have satisfactorily completed its review of the BA/GECC subordinated note documents;

                  (t) Either (i) a memorandum of the Act! License Agreement or
(ii) the copyrights subject to the Act! License Agreement, shall have been recorded with the U.S. Copyright Office;

                  (u) Lender shall have received and reviewed Borrower's unaudited financials for fiscal year ended December 31, 2000; and

                  (v) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender.

         3.2 CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of Lender to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

                  (a) within 120 days of the Closing Date, deliver to Lender certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender and its counsel;

                  (b) within 90 days of the Closing Date, deliver to Lender all required Control Agreements, and any credit card agreements deemed desirable or necessary by Lender;

                  (c) within 60 days of the Closing Date, use its best efforts to deliver to Lender a written acknowledgment and agreement from Bank of New York to the Escrow Letter;

                  (d) within 30 days of the Closing Date, deliver to the Lender an executed original of the Hypothec, in form and substance reasonably acceptable to Borrower and acceptable to Lender; and

                  (e) within 10 days of the Closing Date, deliver to Lender updated certificates as described in Sections 3.1(f) and (g) above, dated on or after the Closing Date.

         3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of Lender to make all Advances (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

                  (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

                  (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof,

                  (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Lender, or any of their Affiliates.

                  (d) no Material Adverse Change shall have occurred.

         3.4 TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect for a term ending on March 16, 2004 (the "Maturity Date"). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

         3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of its duties, Obligations, or covenants hereunder and the Lender's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Lender's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and Lender's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Lender will, promptly, and in any event within five Business Days after receiving Borrower's written request, at Borrower's sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Lender's Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations.

         3.6 EARLY TERMINATION BY BORROWER. Borrower has the option, at any time upon 30 days prior written notice to Lender, to terminate this Agreement by paying to Lender, in cash, the Obligations, in full, together with the Applicable Prepayment Premium, if any. If Borrower has sent a notice of termination pursuant to the provisions of this Section, then Lender's obligations to extend credit hereunder shall terminate and Borrower shall be obligated to repay the Obligations, in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of Lender to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (iv) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to Lender or profits lost by Lender as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of Lender, Borrower shall pay the Applicable Prepayment Premium to Lender, measured as of the date of such termination.

4.   CREATION OF SECURITY INTEREST.

         4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Lender a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The Lender's Liens in and to the Collateral shall attach to all Collateral without further act on the part of Lender or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

         4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection of priority of Lender's security interest is dependent on or enhanced by possession, Borrower, immediately upon the written request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral to Lender.

         4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, Lender or Lender's designee may (a) notify Account Debtors of Borrower that the Accounts, chattel paper, or General Intangibles have been assigned to Lender or that Lender has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. From and after a Trigger Notice, Borrower agrees that it will hold in trust for Lender, as Lender's trustee, any Collections that it receives and immediately will deliver said Collections to Lender or a Cash Management Bank in their original form as received by Borrower.

         4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Lender, Borrower shall execute and deliver to Lender, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") that Lender may request in its Permitted Discretion, in form and substance satisfactory to Lender, to perfect and continue perfected or better perfect the Lender's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Lender in any real property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Lender to execute any such Additional Documents in Borrower's name and authorizes Lender to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Lender shall reasonably require, Borrower shall (a) provide Lender with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by Borrower during the prior period that Borrower deems material to its business in its reasonable discretion, (b) cause all such patents, copyrights, and trademarks acquired or generated by Borrower that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice in the United States of Borrower's ownership thereof; provided, that Lender may from time to time request that additional patents, copyrights and trademarks that come to Lender's attention be registered and Borrower shall register or cause the registration of the same, and (c) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

         4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into Lender's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims in excess of $50,000 under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary. The appointment of Lender as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender's obligations to extend credit hereunder are terminated.

         4.6 RIGHT TO INSPECT. Lender and its officers, employees, or agents shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral. Such inspections shall be conducted during Borrower's normal business hours and shall be conducted in a manner that does not unreasonably interfere with Borrower's operations.

         4.7 CONTROL AGREEMENTS. Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under Section 7.19 and, if to another securities intermediary, unless each of Borrower, Lender, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrower without the prior written consent of Lender. Upon the occurrence and during the continuance of a Default or Event of Default, Lender may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Lender's Account.

5.   REPRESENTATIONS AND WARRANTIES.

         In order to induce Lender to enter into this Agreement, Borrower makes the following representations and warranties to Lender which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

         5.1 NO ENCUMBRANCES. Borrower is the sole owner of the Collateral, free and clear of Liens except for Permitted Liens.

         5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of goods in which Borrower has title or an exclusive license or the rendition of services to such Account Debtors in the ordinary course of Borrower's business, owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. Lender acknowledges that Ingram, Tech Data, and Merisel each have a right of return with respect to ACT! Products in their distribution agreements. As to each Eligible Account, such Account is not:

                  (a) owed by an employee, Affiliate, or agent of Borrower,

                  (b) on account of a transaction wherein goods were placed on consignment or were sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or on any other terms by reason of which the payment by the Account Debtor may be conditional,

                  (c) payable in a currency other than Dollars,

                  (d) owed by an Account Debtor that has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account, in each case excluding vendor inquiries in the ordinary course of business,

                  (e) owed by an Account Debtor that is subject to any Insolvency Proceeding or is not Solvent or as to which Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

                  (f) on account of a transaction as to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor,

                  (g) a right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services, and

                  (h) an Account that has not been billed to the customer.

         5.3 INTENTIONALLY OMITTED

         5.4 EQUIPMENT. Except for Permitted Dispositions, all of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

         5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on Schedule 5.5.

         5.6 INTENTIONALLY OMITTED

         5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of Borrower is located at the address indicated in Schedule 5.7 and Borrower's FEIN is identified in Schedule 5.7.

         5.8      DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

                  (b) Set forth on Schedule 5.8(b), is a complete and accurate description of the authorized capital Stock of Borrower, by class, and, as of March 9, 2001, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                  (c) Set forth on Schedule 5.8(c), is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower, all as of March 9, 2001. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable. Borrower's domestic Subsidiaries do not own any material assets and do not generate any material revenue.

                  (d) Except as set forth on Schedule 5.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Borrowers' Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

         5.9      DUE AUTHORIZATION; NO CONFLICT.

                  (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Borrower.

                  (b) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not
(i) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of Borrower's stockholders or any approval or consent of any Person under any material contractual obligation of Borrower (except for the approvals of BA Technology I, LLC and GE Capital Equity Investments, Inc.

pursuant to Section 3.1 hereof and the other documents deliverable under Section
3.1 that must be executed by Persons other than Borrower).

                  (c) Other than the filing of financing statements and the other actions contemplated in Section 3.1 that require actions by a Governmental Authority or other Person, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

                  (d) This Agreement and the other Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                  (e) Provided that Lender files financing statements with the appropriate Governmental Authorities and the other actions contemplated in
Section 3.1 that are required to be taken by Persons other than Borrower are taken, the Lender's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

         5.10 LITIGATION. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the knowledge of Borrower, threatened against Borrower, or any of its Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to Borrower, or any of its Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

         5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower that have been delivered by Borrower to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and presentation items and being subject to year-end audit adjustments) and present fairly in all material respects, Borrower's financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower since the date of the latest financial statements submitted to Lender on or before the Closing Date. Lender acknowledges that it is aware of the Q4/00 restructuring charge of $10,000,000 taken by Borrower and that such charge does not constitute a Material Adverse Change.

         5.12     FRAUDULENT TRANSFER.

                  (a) Borrower is Solvent.

                  (b) No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

         5.13 EMPLOYEE BENEFITS. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

         5.14 ENVIRONMENTAL CONDITION. Except as set forth on Schedule 5.14, (a) to Borrower's knowledge, none of Borrower's assets has ever been used by Borrower or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) Borrower has not received notice that a Lien arising under any Environmental Law has attached to any revenues or any real property owned or operated by Borrower, and (d) Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

         5.15 BROKERAGE FEES. Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from Lender under this Agreement and no brokerage commission or finders fee is payable by Borrower in connection herewith.

         5.16 INTELLECTUAL PROPERTY. Borrower owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 5.16 is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which Borrower is the owner or is an exclusive licensee.

         5.17 LEASES. Borrower enjoys peaceful and undisturbed possession under all leases material to the business of Borrower and to which it is a party or under which it is operating. All of such leases are valid and subsisting and no material default by Borrower exists under any of them.

         5.18 DDAs. Set forth on Schedule 5.18 are all of Borrower's DDAs, including, with respect to each depository (i) the name and address of such depository, and (ii) the account numbers of the accounts maintained with such depository.

         5.19 COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of Borrower in writing to Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower in writing to Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Business Plan represents, and as of the date on which any other Projections are delivered to Lender, such additional Projections represent Borrower's good faith estimate of its future performance for the periods covered thereby.

         5.20 INDEBTEDNESS. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

         5.21 ACT! DOCUMENTS. Borrower has delivered to Lender true, complete and correct copies of the Act! License Agreement and the other documents and instruments executed pursuant thereto, (together with the Act! License Agreement, the "Act! Documents"), together with all amendments and modifications thereto. Such documents (including the schedules and exhibits thereto) comprise a full and complete copy of all material agreements between Borrower and the Symantec Entities with respect to the subject matter thereof and all transactions related thereto, and there are no material agreements or understandings, oral or written, or side agreements between Borrower and the Symantec Entities not contained therein that relate to or modify the substance thereof. The Act! Documents have been duly authorized by all necessary corporate action on the part of Borrower, and, when executed and delivered by Borrower, will be the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally and by general principles of equity relating to enforceability. To Borrower's knowledge, each of the representations and warranties contained in
Article 11 of the Act! License Agreement is true and correct in all material respects and Symantec is not in default in any material respect under any covenants thereunder.

6.   AFFIRMATIVE COVENANTS.

         Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower shall do all of the following:

         6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Lender.

         6.2 COLLATERAL REPORTING. Provide Lender with the following documents at the following times in form satisfactory to Lender:


Bi-Weekly (not later                     (a) Accounts activity report (calculation of Borrowing
Base); and than the 15th
and 30th days of each month)             (b) a sales journal, collection (cash receipts) journal, credit register and any other relevant transaction journal since the last such schedule

Monthly (by the 15th                     (c) a detailed aging, by total, of the Accounts together
                                         with a reconciliation to the of each month) detailed calculation of the
                                         Borrowing Base previously provided to Lender,

                                         (d) a summary aging, by vendor, of Borrower's accounts payable and any book overdraft,

                                         (e) detailed calculation of Borrowing Base, with non-prime calculation, and

                                         (f) a calculation of Dilution for the prior month


Quarterly                                (g) a detailed list of Borrower's customers,

                                         (h) a report regarding Borrower's accrued, but unpaid, ad valorem taxes, and

                                         (i) (A) sales by product category for Act! And Saleslogix, and (B) all new copyrights and upgrades to existing software programs with respect to which copyright registrations are required under Section 6.16.

Upon request by                          (j) copies of invoices in connection with the Accounts, credit memos, remittance
Lender                                   advices, deposit slips, shipping and delivery documents in connection with the
                                         Accounts and, for Inventory and Equipment  acquired by Borrower,  purchase  orders and invoices, and

                                         (k) such other reports as to the Collateral,  or the financial  condition of Borrower, as Lender may request.



         In addition, Borrower agrees to cooperate fully with Lender to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

         6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Lender:

                  (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each month during each of Borrower's fiscal years,

                           (i) a company prepared consolidated balance sheet,
                  income statement, and statement of cash flow covering Borrower's operations during such period,

                           (ii) a certificate signed by the chief financial
                  officer of Borrower to the effect that:

                                    (A) the financial statements delivered
                  hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and presentation items and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Borrower,

                                    (B) the representations and warranties of
                  Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                                    (C) there does not exist any condition or
                  event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto), and

                           (iii) for each month that is the date on which a
                  financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.20, and

                  (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years,

                           (i) financial statements of Borrower for each such
                  fiscal year, audited by independent certified public accountants of recognized national standing and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

                           (ii) a certificate of such accountants addressed to
                  Lender stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.20,

                  (c) as soon as available, but in any event within 30 days after to the start of each of Borrower's fiscal years,

                           (i) copies of Borrower's Projections, in form
                  consistent with the Closing Date Business Plan for the forthcoming 2 years, year by year, and for the forthcoming fiscal year, quarter by quarter, certified by the chief financial officer of Borrower as being such officer's good faith best estimate of the financial performance of Borrower during the period covered thereby,

                  (d) if and when filed by Borrower,

                           (i) Form 10-Q quarterly reports, Form 10-K annual
                  reports, and Form 8-K current reports,

                           (ii) any other filings made by Borrower with the SEC,

                           (iii) copies of Borrower's federal income tax
                  returns, and any amendments thereto, filed with the Internal Revenue Service, and

                           (iv) any other information that is provided by
                  Borrower to its shareholders generally,

                  (e) if and when filed by Borrower and as requested by Lender, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) Borrower conducts business or is required to pay any such excise tax, (ii) where Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of Borrower, or (iii) where Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

                  (f) as soon as Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrower proposes to take with respect thereto,

                  (g) upon the request of Lender, any other report reasonably requested relating to the financial condition of Borrower, and

                  In addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on both a consolidated and consolidating basis and agrees that no Subsidiary of Borrower will have a fiscal year different from that of Borrower.

         6.4      INTENTIONALLY OMITTED

         6.5 RETURN. Cause returns and allowances, as between Borrower and its Account Debtors, to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement and as the same may be changed in the ordinary course of business from time to time. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, issue a credit memorandum in the appropriate amount to such Account Debtor. Inventory returns during an Event of Default in excess of $100,000 individually or in the aggregate require Borrower to (a) obtain Lender's prior written consent and (b) send Lender a copy of the credit memorandum.

         6.6 MAINTENANCE OF PROPERTIES. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee so as to prevent any material loss or forfeiture thereof or thereunder.

         6.7 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits. Borrower shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which Borrower is required to pay any such excise tax.

         6.8      INSURANCE.

                  (a) At Borrower's expense, maintain insurance respecting its assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrower shall deliver copies of all such policies to Lender with a satisfactory lender's loss payable endorsement naming Lender as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever.

                  (b) Borrower shall give Lender prompt notice of any loss covered by such insurance. From and after an Event of Default, Lender shall have the exclusive right to adjust any losses payable under any such insurance policies in excess of $50,000, without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Lender to be applied at the option of Lender either to the prepayment of the Obligations or shall be disbursed to Borrower under staged payment terms reasonably satisfactory to Lender for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items of property destroyed prior to such damage or destruction.

                  (c) Borrower will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Lender is included thereon as named insured with the loss payable to Lender under a lender's loss payable endorsement or its equivalent. Borrower immediately shall notify Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Lender.

         6.9 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment only at the locations identified on Schedule 5.5; provided, however, that Borrower may amend Schedule 5.5 so long as such amendment occurs by written notice to Lender not less than 30 days prior to the date on which Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens on such assets and also provides to Lender a Collateral Access Agreement.

         6.10 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

         6.11 LEASES. Pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

         6.12 BROKERAGE COMMISSIONS. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrower's obtaining financing from Lender under this Agreement. Borrower agrees and acknowledges that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrower, and Borrower agrees to indemnify, defend, and hold Lender harmless from and against any claim of any broker or finder arising out of Borrower's obtaining financing from Lender under this Agreement.

         6.13 EXISTENCE. At all times preserve and keep in full force and effect Borrower's valid existence and good standing and any rights and franchises material to Borrower's businesses.

         6.14     ENVIRONMENTAL.

                  (a) Keep any property either owned or operated by Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Lender documentation of such compliance which Lender reasonably requests, (c) promptly notify Lender of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by Borrower and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Lender with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Borrower, (ii) commencement of any Environmental Action against Borrower or notice that an Environmental Action will be filed against Borrower, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

         6.15 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (a) notify Lender if any written information, exhibit, or report furnished to Lender contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

         6.16 SOFTWARE REGISTRATION. At all times, have filed for registration with the United States Copyright Office all software of Borrower having generated at least 80% of Borrower's trailing six month revenues, which registered software shall be subject to Lender's first-priority Lien.

         6.17 SUBORDINATED NOTE AGREEMENT; MANDATORY PREPAYMENTS. Promptly upon receipt of the same, forward to Lender a copy of each notice received by Borrower under Section 10.02 of the Subordinated Note Agreement directing or requiring Borrower to redeem the "Notes" thereunder in full or in part (each, a "Mandatory Redemption Notice").
7.   NEGATIVE COVENANTS.

         Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not do any of the following without the prior written consent of Lender:

         7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                  (a) Indebtedness evidenced by this Agreement and the other Loan Documents,

                  (b) Indebtedness set forth on Schedule 5.20,

                  (c) Permitted Purchase Money Indebtedness,

                  (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Lender's judgment, materially impair the prospects of repayment of the Obligations by Borrower or materially impair Borrower's creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Borrower, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness,

                  (e) Indebtedness under the Act! License Agreement,

                  (f) Indebtedness permitted as a Permitted Investment or Permitted Lien, and

                  (g) Indebtedness under the Subordinated Note Agreement, subject to the Sideletter Agreement.

         7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

         7.3      RESTRICTIONS ON FUNDAMENTAL CHANGES.

                  (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock.

                  (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

                  (c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

                  Provided, however, that notwithstanding this Section 7.3 or any other provision of this Agreement or any Loan Document, Borrower may merge one or more Subsidiaries into Borrower or a Subsidiary of Borrower without the consent of Lender, so long as Borrower is, or owns 100% of, the surviving entity, and, if the surviving entity is a Subsidiary, so long as all of Borrower's stock in such Subsidiary is pledged to Lender.

         7.4 DISPOSAL OF ASSETS. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of Borrower's assets.

         7.5 CHANGE NAME. Change Borrower's name, FEIN, corporate structure, or identity, or add any new fictitious name; provided, however, that Borrower may change its name upon at least 30 days prior written notice to Lender of such change and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens.

         7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person (other than any foreign Subsidiary of Borrower in the ordinary course of such Subsidiary's business) except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Lender.

         7.7 NATURE OF BUSINESS. Make any change in the principal nature of its business.

         7.8 PREPAYMENTS AND AMENDMENTS.

                  (a) Except in connection with a refinancing permitted by
Section 7.1(d), prepay (except as permitted under the Subordinated Note Agreement, as modified by the Sideletter Agreement), redeem, defease, purchase, or otherwise acquire any Indebtedness of Borrower, other than the Obligations in accordance with this Agreement, and

                  (b) Except in connection with a refinancing permitted by
Section 7.1(d), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b) or (c).

         7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

         7.10 CONSIGNMENTS. Consign any goods in which Borrower has title or exclusive license or sell any goods in which Borrower has title or exclusive license on bill and hold, sale or return, sale on approval, or other conditional terms of sale, except for the sale of ACT! Products subject to the right of return described in Section 5.2.

         7.11 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of Borrower's Stock, of any class, whether now or hereafter outstanding; provided, however, that Borrower shall have the right to repurchase shares of its common stock to the extent permitted by applicable law if (a) prior to each such repurchase transaction and after giving effect thereto, no Event of Default shall have occurred or be continuing and (b) the repurchase price for each such repurchase transaction when aggregated with any other such transactions during the prior 12-month period, does not exceed $100,000.

         7.12 ACCOUNTING METHODS. Modify or change its method of accounting in any material respect (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Lender the same information regarding the Collateral or Borrower's financial condition as Borrower's third-party accounting firm provides.

         7.13 INVESTMENTS. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Borrower shall not have Permitted Investments (other than in the Cash Management Accounts or in the form of Cash Equivalents) in excess of $1,000,000 outstanding at any one time unless Borrower and any applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments, as Lender shall determine in its Permitted Discretion, to perfect (and further establish) the Lender's Liens in such Permitted Investments.

         7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Lender, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

         7.15 SUSPENSION. Suspend or go out of a substantial portion of its business.

         7.16 INTENTIONALLY OMITTED

         7.17 USE OF PROCEEDS. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

         7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Lender and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens and also provides to Lender a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent.

         7.19 SECURITIES ACCOUNTS. Establish or maintain any Securities Account unless Lender shall have received a Control Agreement in respect of such Securities Account. Borrower shall not transfer assets out of any Securities Account; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrower may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

         7.20     FINANCIAL COVENANTS.

                  (a) Fail to maintain:

                           (i) MINIMUM EBITDA. EBITDA, measured on a fiscal
                  quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto;


     Applicable Amount                               Applicable Period
     -----------------                               -----------------
        $ 4,450,000                        For the 3 month period ending March 31, 2001
        $ 9,300,000                        For the 6 month period ending June 30, 2001
        $15,450,000                        For the 9 month period ending September 30, 2001
        $22,500,000                        For the 12 month period ending December 31, 2001
        $22,500,000                        For the 12 month period ending each fiscal quarter thereafter


                           (ii) TANGIBLE NET WORTH. Tangible Net Worth of at
                  least the required amount set forth in the following table as of the applicable date set forth opposite thereto:

     Applicable Amount                                       Applicable Date
     -----------------                                       ---------------
        $43,500,000                                      Quarter ending March 31, 2001
        $40,500,000                                      Quarter ending June 30, 2001
        $38,000,000                                      Quarter ending September 30, 2001
        $34,100,000                                      Quarter ending December 31, 2001
        $34,000,000                                      At end of each quarter thereafter


;provided, that if subordinated debt is repaid or prepaid during any quarter, the definition of Tangible Net Worth for each quarter thereafter shall be adjusted upwards by the amount of any such repaid or prepaid subordinated debt.

                  (b) Make:

                           (i) CAPITAL EXPENDITURES. Capital expenditures in any
                  fiscal year in excess of the amount set forth in the following table for the applicable period:

Fiscal Year 2001                         Fiscal Year 2002                       Fiscal Year 2003 and thereafter
----------------                         ----------------                       -------------------------------
$4,000,000                               $6,000,000                             $6,000,000


         7.21 PROPERTY TO SUBSIDIARIES. Except as otherwise permitted under this Agreement, transfer any asset or property of Borrower to any Subsidiary of Borrower.

8.   EVENTS OF DEFAULT.

         Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

         8.1 If Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations); provided, that, with respect to interest, fees, charges and expenses only, there shall be no Event of Default under this subsection so long as Borrower pays within 2 Business Days after the due date therefor;

         8.2 If Borrower fails to perform, keep, or observe: (a) any term, provision, condition or agreement contained in Section 6.2 and such failure continues for a period of 5 days after the date of such failure; (b) any term, provision, condition, covenant, or agreement contained in Section 6.3 through 6.7 inclusive or Section 6.9 through Section
6.11 inclusive and such failure continues for a period of 15 days after the date of such failure; or (c) any other term, provision, condition, covenant, or agreement contained in this Agreement or in any of the Loan Documents ( other than any term, provision, condition, covenant, or agreement of this Agreement or any other Loan Document that is the subject of another subsection in this
Section 8) and such failure continues for a period of 15 days after the date of such failure;

         8.3 If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

         8.4  If an Insolvency Proceeding is commenced by Borrower;

         8.5 If an Insolvency Proceeding is commenced against Borrower and any of the following events occur: (a) Borrower consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligations to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower, or (e) an order for relief shall have been entered therein;

         8.6 If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs and such injunction or restraint is not released within 20 days; provided, however, that during the pendency of such period Lender shall be relieved of its obligations to extend credit hereunder;

         8.7 If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's assets and the same is not paid before such payment is delinquent, subject in all cases to Permitted Protests; provided, that no such Lien, levy or assessment that primes Lender's Lien shall be an Event of Default if it is satisfied or removed within 30 days and so long as Lender has reserved against it; provided, further, that no non-priming Lien, levy or assessment shall be an Event of Default unless it secures a claim or debt in excess of $250,000, individually or when aggregated with other such Liens, levies or assessments;

         8.8 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Borrower's assets and such Lien or encumbrance is not satisfied or released within 10 days;

         8.9 If there is a default in any material agreement to which Borrower is a party and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of

Borrower's obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

         8.10 If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness or otherwise permitted in this Agreement;

         8.11 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to Lender by Borrower, or any officer, employee, agent, or director of Borrower;

         8.12 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason within Borrower's control, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby; or

         8.13 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower, or a proceeding shall be commenced by Borrower, or by any Governmental Authority having jurisdiction over Borrower, seeking to establish the invalidity or unenforceability thereof, or Borrower shall deny that Borrower has any liability or obligation purported to be created under any Loan Document.

         8.14 (a) Any termination, acceleration or other exercise of remedies under the Subordinated Note Agreement as a result of a default thereunder, or
(b) receipt by Borrower of a Mandatory Redemption Notice (as defined in Section
6.17 above) arising from an event other than the events specifically described under Paragraphs 4 or 5 of the Sideletter Agreement.

9.   LENDER'S RIGHTS AND REMEDIES.

         9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, Lender (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by Borrower:

                  (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                  (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Lender;

                  (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting any of the Lender's Liens in the Collateral and without affecting the Obligations;

                  (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit

Borrower's Loan Account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

                  (e) Intentionally Omitted.

                  (f) Without notice to or demand upon Borrower, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender at a place that Lender may designate which is reasonably convenient to both parties. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Lender's determination appears to conflict with the Lender's Liens and to pay all expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

                  (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lender (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;

                  (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by Lender, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

                  (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Borrower hereby grants to Lender a license or other right to use, without charge, Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

                  (j) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                  (k) Lender shall give notice of the disposition of the Collateral as follows:

                           (i) Lender shall give Borrower a notice in writing of
                  the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made; and

                           (ii) The notice shall be personally delivered or
                  mailed, postage prepaid, to Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

                  (l) Lender may credit bid and purchase at any public sale; and

                  (m) Lender may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

                  (n) Lender shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document; and

                  (o) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, within a reasonable period of time, by Lender to Borrower.

         9.2 REMEDIES CUMULATIVE. The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

10.  TAXES AND EXPENSES.

         If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Lender, in its sole discretion and without prior notice to Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in Borrower's Loan Account as Lender deems necessary to protect Lender from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.  WAIVERS; INDEMNIFICATION.

         11.1 DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

         11.2 LENDER'S LIABILITY FOR COLLATERAL. Borrower hereby agrees that:
(a) so long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower, subject to the gross negligence or willful misconduct of Lender.

         11.3 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold the Lender-Related Persons, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.  NOTICES.

         Unless otherwise provided in this Agreement, all notices or demands by Borrower or Lender to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Lender, as the case may be, at its address set forth below:


         If to Borrower:            Interact Commerce Corporation
                                    8800 N. Gainey Center Drive, Suite 200
                                    Scottsdale, AZ  85258
                                    Attn:  John Harbottle, EVP & CFO
                                    Fax No.  480.348.6921

         with copies to:            Osborn Maledon, P.A.
                                    2929 North Central Ave.
                                    Phoenix, AZ  85012
                                    Attn:  Thomas H. Curzon, Esq.
                                    Fax No.  602.640.6067

         If to Lender:              FOOTHILL CAPITAL CORPORATION
                                    2450 Colorado Avenue
                                    Suite 3000W
                                    Santa Monica, California 90404
                                    Attn:  Regional Credit Manager
                                    Fax. No. 310.453-7443

         with copies to:            BUCHALTER, NEMER, FIELDS & YOUNGER
                                    601 So. Figueroa Street, Suite 2400
                                    Los Angeles, California 90017
                                    Attn:   Robert C. Colton, Esq.
                                    Fax No.:  213.896.0400

         Lender and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Lender in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Lender in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT

HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                  (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(B).

                  (c) BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

         14.1     ASSIGNMENTS AND PARTICIPATIONS.

                  (a) Lender may assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations and the other rights and obligations of Lender hereunder and under the other Loan Documents; provided, however, that Borrower may continue to deal solely and directly with Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower by Lender and the Assignee, and (ii) Lender and its Assignee have delivered to Borrower an appropriate assignment and acceptance agreement.

                  (b) From and after the date that Lender provides Borrower with such written notice and executed assignment and acceptance agreement, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance agreement, shall have the assigned and delegated rights and obligations of Lender under the Loan Documents, and
(ii) Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned and delegated by it pursuant to such assignment and acceptance agreement, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an assignment and acceptance covering all or the remaining portion of Lender's rights and obligations under this Agreement and the other Loan Documents, Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrower and the Assignee.

                  (c) Immediately upon Borrower's receipt of such fully executed assignment and acceptance agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of Lender arising therefrom.

                  (d) Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in the Obligations and the other rights and interests of Lender hereunder and under the other Loan Documents; provided, however, that (i) Lender shall remain the "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of Lender shall not constitute a "Lender" hereunder or under the other Loan Documents and Lender's obligations under this Agreement shall remain unchanged,
(ii) Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) Lender shall not transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as Lender under this Agreement. The rights of any Participant only shall be derivative through Lender and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lender.

                  In connection with any such assignment or participation or proposed assignment or participation, Lender may disclose all documents and information which it now or hereafter may have relating to Borrower or Borrower's business in a manner reasonably necessary to assure the confidentiality of information identified as confidential; provided, that if the intended recipient of such information is not a financial institution or a financial investor, then Lender shall notify Borrower in writing of the identity of the prospective Assignee or Participant and shall not furnish such information to the prospective Assignee or Participant if within 10 days of Lender's notice to Borrower, Borrower notifies Lender in writing that Borrower has determined in good faith that such prospective Assignee or Participant is a competitor of Borrower or its being an Assignee or Participant would otherwise be materially harmful to Borrower. Except as provided in the preceding sentence, Lender and its Assignees and Participants agree to maintain in confidence, use only for purposes of analyzing and monitoring its investment in Borrower, and not to disclose to third Persons information regarding Borrower furnished to Lender or its Assignees or Participants by Borrower (or in the case of an assignment or participation, by any Assignee or Participant); provided that this confidentiality agreement shall not apply (i) to the extent that Lender or its Assignee or Participant determines that disclosure to one or more third Persons is necessary to satisfy any legal or regulatory obligations or requests or to enforce its rights under any Loan Documents, (ii) to disclosures by Lender or its Assignee or Participant to its directors, officers, employees, attorneys and accountants (provided that such Persons shall themselves agree to maintain the confidentiality of such information in accordance with the requirements hereof), or (iii) to any information (A) which was publicly known or available at the time of its disclosure to Lender or its Assignee or Participant, (B) which subsequently becomes publicly known or available other than as a result of a breach by Lender or its Assignee or Participant of its nondisclosure obligations under this sentence or (C) which becomes known to Lender or its Assignee or Participant from a source, other than from Borrower, entitled to disclose the information. In connection with any assignment or sale by Lender to any Assignee or Participant, Lender shall comply with all requirements of law, including without limitation all securities laws and the regulations of any Governmental Authority. Lender (or in the case of an assignment or participation, any Assignee or Participant) acknowledges that so long as the Stock of Borrower continues to be registered under Section 12(g) of the Exchange Act, the Insider Trading and Securities Fraud Act of 1988 and other federal statues impose legal requirements regarding the purchase and sale of the Stock of Borrower, including by Persons who have received material non-public information.

                  (e) Any other provision in this Agreement notwithstanding, Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lender shall release Borrower from its Obligations. Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder


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
pursuant to Section 14.1 hereof and, except as expressly required pursuant to
Section 14.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

15.  AMENDMENTS; WAIVERS.

         15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         15.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

16.  GENERAL PROVISIONS.

         16.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and Lender.

         16.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

         16.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

         16.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         16.5 WITHHOLDING TAXES. All payments made by Borrower hereunder will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of Lender, or (ii) to the extent that such


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
tax results from a change in the circumstances of Lender, including a change in the residence, place of organization, or principal place of business of Lender, or a change in the branch or lending office of Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, including any amount paid pursuant to this Section 16.5 after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts payable to Lender if the increase in such amount payable results from Lender's own willful misconduct or gross negligence. Borrower will furnish to Lender as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

         16.6 AMENDMENTS IN WRITING. This Agreement only can be amended by a writing signed by Lender and Borrower.

         16.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

         16.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         16.9 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                           [Signature page to follow.]


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                             INTERACT COMMERCE CORPORATION
                                             A Delaware corporation


                                             By:   /s/ Michael C. Drexler
                                                   --------------------------
                                             Title: Vice President of Finance
                                                   --------------------------


                                             FOOTHILL CAPITAL CORPORATION,
                                             A California corporation


                                             By:   /s/ Rhonda R. Foreman
                                                   --------------------------
                                             Title: Senior Vice President
                                                   --------------------------